Exhibit 10.4

Execution Version

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of May 27, 2026, by and among VOYAGER ACQUISITION CORP., a Cayman Islands exempted company (“Voyager”), VERAXA BIOTECH HOLDING AG, a public limited company organized under the Laws of Switzerland (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Pursuant to that certain Business Combination Agreement by and among the Company, Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland (“Veraxa Biotech”), and the other parties thereto, dated as of April 22, 2025 (as the same may be amended or supplemented from time to time in accordance with its terms, the “Business Combination Agreement”), (i) the Company formed Veraxa Cayman Merger Sub, an exempted company limited by shares incorporated under the laws of the Cayman Islands, as a direct wholly owned subsidiary of the Company (“Merger Sub”), (ii) Voyager shall merge with and into Merger Sub, with Merger Sub as the surviving company in the merger and continue as a wholly owned subsidiary of the Company (the “Initial Merger”), (iii) Merger Sub will distribute its assets to the Company as a liquidating distribution and, as soon as reasonably possible, Merger Sub shall be dissolved under the laws of the Cayman Islands and will cease to be a wholly owned subsidiary of the Company, and (iv) as soon as practicable, but not less than twenty-four hours following the completion of the Initial Merger, Veraxa Biotech will merge with and into the Company, with the Company as the surviving entity in the merger (the “Acquisition Merger”) (collectively with the other transactions contemplated in the Business Combination Agreement, the “Merger”) and, upon consummation of the Merger (the “Closing”), the Company will be a public company.

From and after the Closing, and subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to purchase from the Company, up to Fifty Million Dollars ($50,000,000) of ordinary shares, par value CHF 1/113.25 per share, of the Company (the “Ordinary Shares”). The Ordinary Shares to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Voyager, the Company, and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in Section 2(b) hereof.

(b) “Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, any minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.

(c) “Accelerated Purchase Notice” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase a specified Accelerated Purchase Share Amount on the applicable Accelerated Purchase Date pursuant to Section 2(b) hereof at the applicable Accelerated Purchase Price.

(d) “Accelerated Purchase Price” means, with respect to any particular Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-seven percent (97%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number (or volume) of Ordinary Shares traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Ordinary Shares on such applicable Accelerated Purchase Date.

(e) “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in such Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.

(f) “Accelerated Purchase Share Percentage” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).

(g) “Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of Ordinary Shares equal to (i) the applicable Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Accelerated Purchase Notice for such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage.

(h) “Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.

(i) “Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, any minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.

(j) “Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Additional Accelerated Purchase Share Amount at the Additional Accelerated Purchase Price for such Additional Accelerated Purchase in accordance with this Agreement.

(k) “Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-seven percent (97%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, and have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of Ordinary Shares traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Ordinary Shares on such Additional Accelerated Purchase Date.

(l) “Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of Ordinary Shares traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

(m) “Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).

(n) “Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of Ordinary Shares equal to (i) the applicable Additional Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Additional Accelerated Purchase Notice for such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage.

(o) “Available Amount” means, initially, Fifty Million Dollars ($50,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Ordinary Shares pursuant to Section 2 hereof.

(p) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(q) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(r) “Company Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company operates that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(s) “Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market.

(t) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that (X) the receiving party (1) gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure and (2) furnishes only that portion of the Confidential Information that is legally required to be disclosed, and (Y) any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally required disclosure.

(u) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(v) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(w) “DWAC Shares” means Ordinary Shares that are (i) issued in electronic form, (ii) the resale of which is registered under an effective registration statement and (iii) timely credited, once a DWAC notice is received, by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(y) “Floor Price” means $0.50, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(z) “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(aa) “PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined in Section 5(a) below) or New Registration Statement (as such term is defined in the Registration Rights Agreement).

(bb) “Person” means an individual or entity including but not limited to any limited liability company, an exempted company, a partnership, an exempted partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(cc) “Principal Market” means The Nasdaq Global Market (or any nationally recognized successor thereto); provided, however, that in the event the Ordinary Shares are ever listed or traded on the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTCQX operated by the OTC Markets Group, Inc. or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Ordinary Shares are then listed or traded.

(dd) “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(ee) “Purchase Date” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives by 6:00 p.m., Eastern time, of such Business Day a valid Regular Purchase Notice that the Investor is to purchase such applicable dollar amount of Purchase Shares pursuant to Section 2(a) hereof.

(ff) “Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, ninety-seven percent (97%) of the lower of: (i) the lowest Sale Price on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Ordinary Shares during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date.

(gg) “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith by and among Voyager, the Company and the Investor.

(hh) “Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.

(ii) “Sale Price” means any trade price for the Ordinary Shares on the Principal Market as reported by the Principal Market.

(jj) “SEC” means the U.S. Securities and Exchange Commission.

(kk) “Securities” means, collectively, the Purchase Shares and the Commitment Shares (as defined in Section 5(e) below).

(ll) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(mm) “Subsidiary” means any Person that the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(nn) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(oo) “Transfer Agent” means Continental Stock Transfer & Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Ordinary Shares.

(pp) “Voyager Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of Voyager and its subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on Voyager and its subsidiaries, taken as a whole, (B) any change that generally affects the industry in which Voyager and its subsidiaries operate that does not have a disproportionate effect on Voyager and its subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on Voyager and its subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) Voyager’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(qq) “VWAP” means in respect of an applicable Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Ordinary Shares on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF ORDINARY SHARES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a) Commencement of Regular Sales of Ordinary Shares. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to One Hundred Thousand Dollars ($100,000) of Purchase Shares subject to adjustment as set forth below in this Section 2(a) (as it may be adjusted below, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase, a “Regular Purchase”); provided, however, that (i) the Regular Purchase Share Limit may be increased to up to Two Hundred Thousand Dollars ($200,000) of Purchase Shares, provided that the Closing Sale Price of the Ordinary Shares is not below $2.50 on such Purchase Date; (ii) the Regular Purchase Share Limit may be increased to up to Three Hundred Thousand Dollars ($300,000) of Purchase Shares, provided that the Closing Sale Price of the Ordinary Shares is not below $3.50 on such Purchase Date and (iii) the Regular Purchase Share Limit may be increased to up to Five Hundred Thousand Dollars ($500,000) of Purchase Shares, provided that the Closing Sale Price of the Ordinary Shares is not below $5.00 on such Purchase Date (in each case, as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction). If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent, and only to the extent, of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the dollar amount (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided that the Investor shall remain obligated to purchase the dollar amount (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver Regular Purchase Notices to the Investor as often as every Business Day, so long as (i) the Closing Sale Price of the Ordinary Shares on such Business Day is not less than the Floor Price and (ii) the Company has not failed to deliver Purchase Shares for all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Purchase Date, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices during the PEA Period.

(b) Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor by the Company’s delivery to the Investor of an Accelerated Purchase Notice from time to time, and the Investor thereupon shall have the obligation, to purchase such applicable number of Purchase Shares at the Accelerated Purchase Price on the Accelerated Purchase Date in an amount up to the Accelerated Purchase Share Amount in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only on a Purchase Date on which (i) the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Ordinary Shares exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Accelerated Purchase Date with respect to which the applicable Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement and (iii) the Closing Sale Price is not less than the Floor Price. If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice in accordance herewith (which shall be confirmed in an Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date, the Accelerated Purchase Share Amount and the applicable Accelerated Purchase Price shall be set forth on a written confirmation of the Accelerated Purchase to be provided to the Company by the Investor (an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices during the PEA Period.

(c) Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, beginning one (1) Business Day following the Commencement Date and thereafter, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Ordinary Shares exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if the Closing Sale Price of the Ordinary Shares on the Business Day immediately preceding the Business Day on which such Additional Accelerated Purchase Notice is delivered is not less than the Floor Price, and (iii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement, such Additional Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement (which shall be confirmed in an Additional Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices during the PEA Period.

(d) Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). If the issuance would result in the issuance of a fraction of a share of Ordinary Shares, the Company shall round such fraction of a share of Ordinary Shares up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of Ordinary Shares then outstanding. The Investor, upon written notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares pursuant to this Agreement and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(f) Compliance with Principal Market Rules. The Company shall not issue any Securities pursuant to this Agreement if such issuance would reasonably be expected to result in (a) a violation of the Securities Act or (b) a breach of the rules and regulations of the Principal Market. Furthermore, the Company agrees that it shall not issue any Securities pursuant to this Agreement if, at the time of such issuance (Y) the effectiveness of the Registration Statement registering the Securities has lapsed for any reason (including, without limitation, the issuance of a stop order or similar order) or (Z) the Registration Statement is unavailable for the resale by the Investor of any or all of the Securities to be issued to the Investor under the Transaction Documents. The provisions of this Section 2(f) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act and the rules and regulations of the Principal Market.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to Voyager and the Company that as of the date hereof and as of the Commencement Date:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Investment Purpose. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that each of Voyager and the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e) Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of each of Voyager and the Company concerning the financial condition and business of Voyager and the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on Voyager’s and the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisor as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not Voyager or the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(f) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable or available, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been, and each other Transaction Document shall be on the Commencement Date, duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Residency. The Investor is a resident of the State of Illinois.

(j) No Short Selling. The Investor represents and warrants to Voyager and the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of Voyager’s Class A Ordinary Shares (the “Class A Ordinary Shares”) or the Company’s Ordinary Shares (as applicable) or (ii) hedging transaction, which establishes a net short position with respect to the Class A Ordinary Shares or Ordinary Shares (as applicable).

4.	REPRESENTATIONS AND WARRANTIES OF VOYAGER AND THE COMPANY.

(a) Voyager Representations and Warranties. Voyager represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(i) Organization and Qualification. Voyager and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Voyager nor any of its subsidiaries is in violation or default of any of the provisions of its respective articles, memorandum, or certificate of incorporation, bylaws or other organizational or charter documents. Each of Voyager and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Voyager Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii) Authorization; Enforcement; Validity. (i) Voyager has the requisite corporate power and authority to enter into and (subject to any applicable rules and regulations of the Principal Market) perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the Securities in accordance with the terms hereof and thereof, (b) the execution and delivery of the Transaction Documents by Voyager and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by Voyager’s Board of Directors and other than the Merger, no further consent or authorization is required by Voyager, its Board of Directors or its shareholders (except as provided in this Agreement), (c) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by Voyager and (d) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of Voyager, shall constitute, the valid and binding obligations of Voyager enforceable against Voyager in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of Voyager has approved the resolutions (the “Voyager Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Voyager Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. Voyager has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Voyager Signing Resolutions executed by all of the members of the Board of Directors of Voyager or minutes of a meeting of the Board of Directors of Voyager approving the Voyager Signing Resolutions. Except as set forth in this Agreement and the consummation of the Merger, no other approvals or consents of Voyager’s Board of Directors, any authorized committee thereof, or shareholders is necessary (except as provided in this Agreement) under applicable laws and the Amended and Restated Memorandum and Articles of Association (as may be amended, the “Articles of Association”) to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.

(iii) Capitalization. As of the date hereof, the authorized and issued capital shares of Voyager is set forth in the Company’s Registration Statement on the Form F-4 initially filed with the SEC on July 31, 2025 (as amended, the “Form F-4”). Except as disclosed in the SEC Documents (as defined below), (i) none of Voyager’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered by Voyager, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of Voyager or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which Voyager or any of its subsidiaries is or may become bound to issue additional capital stock of Voyager or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any capital shares of Voyager or any of its subsidiaries, (iv) there are no agreements or arrangements under which Voyager or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of Voyager or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Voyager or any of its subsidiaries is or may become bound to redeem a security of Voyager or any of its subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) Voyager does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. Voyager has made available (provided that any documents filed with the SEC and available on the SEC’s EDGAR system shall be deemed to have been made available) to the Investor true and correct copies of Voyager’s Articles of Association as amended and as in effect on the date hereof and will make available the form of Articles of Association of Voyager that will be in effect at the Closing (the “New Articles of Association”), and summaries of the material terms of all securities convertible into or exercisable for Ordinary Shares, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that, in either case, are not disclosed in the Form F-4.

(iv) No Conflicts. The execution, delivery and performance of the Transaction Documents by Voyager, the Closing, and the consummation by Voyager of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Articles of Association or the New Articles of Association, as applicable, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred shares of Voyager or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Voyager or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to Voyager or any of its subsidiaries) or by which any property or asset of Voyager or any of its subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Voyager Material Adverse Effect. Neither Voyager nor any of its subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to Voyager or its subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Voyager Material Adverse Effect or to result in any conflict related to the Merger. The business of Voyager and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for, or consequences of, which either individually or in the aggregate could not reasonably be expected to have a Voyager Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement and any consents related to the Merger, and as required under the Securities Act or the Exchange Act or applicable state securities laws and the rules and regulations of the Principal Market, Voyager is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth or contemplated elsewhere in this Agreement or the Registration Rights Agreement, all consents, authorizations, orders, filings and registrations which Voyager is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, Voyager has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to the listing of additional Ordinary Shares and other routine correspondence. To Voyager’s knowledge, the Principal Market has not commenced any delisting proceedings against Voyager.

(v) SEC Documents; Financial Statements. Upon Closing, Voyager shall have filed all reports, schedules, forms, statements and other documents required to be filed by Voyager under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for such period as Voyager was required by law or regulation to file such material, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, filed by Voyager or the Company, as applicable, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, or, if amended or restated, as of the date of such amendment or restatement, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents contained, when filed or, if amended or restated, as of the date of such amendment or restatement with respect to those disclosures that are amended or restated, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Documents, the financial statements included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or if amended or restated, as of the date of such amendment or restatement. Except as set forth in the SEC Documents or in connection with the SEC’s review of the Form F-4, Voyager has received no notices or correspondence from the SEC for the one year preceding the date hereof. To the knowledge of Voyager, the SEC has not commenced any enforcement proceedings against Voyager or any of its subsidiaries.

(vi) Absence of Certain Changes. Except as disclosed in the SEC Documents, since August 8, 2024, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of Voyager. Voyager has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does Voyager have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. Assuming consummation of the Merger and the transactions contemplated thereby, Voyager is financially solvent and is generally able to pay its debts as they become due.

(vii) Acknowledgment Regarding Investor’s Status. Voyager acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Voyager further acknowledges that the Investor is not acting as a financial advisor or fiduciary of Voyager (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. Voyager represents that it has not received any advice from the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. Voyager further represents to the Investor that Voyager’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by Voyager and its representatives and advisors.

(viii) No General Solicitation; No Aggregated or Integrated Offering. Neither Voyager, nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither Voyager, nor or any of its affiliates that it controls, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through aggregation or integration with prior offerings or otherwise, or cause this offering of the Securities to be aggregated or integrated with prior offerings by Voyager in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of Voyager are to be listed or designated. The issuance and sale of the Securities hereunder, as of the date of this Agreement, does not contravene the rules and regulations of the Principal Market.

(ix) Application of Takeover Protections. Voyager and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association or the New Articles of Association, as applicable, or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by Voyager, Voyager confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. Voyager understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of the Securities. All of the disclosure furnished by or on behalf of Voyager to the Investor regarding Voyager, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by Voyager during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Voyager acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(xi) Sarbanes-Oxley. Voyager is in compliance with all material provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(xii) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Voyager to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(a)(xii) that may be due in connection with the transactions contemplated by the Transaction Documents.

(xiii) Accountants. Voyager’s accountants are set forth in the SEC Documents and, to the knowledge of Voyager, such accountants are an independent registered public accounting firm as required by the Securities Act.

(xiv) Listing and Maintenance Requirements. The Class A Ordinary Shares are and the Ordinary Shares will be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Voyager has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Class A Ordinary Shares pursuant to the Exchange Act nor has Voyager received any notification that the SEC is currently contemplating terminating such registration. Voyager has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that Voyager is not in compliance with the listing or maintenance requirements of the Principal Market. Voyager is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all such listing and maintenance requirements.

(b) Company Representations and Warranties. The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(i) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, and validly existing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its articles of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Company Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and subsequent to Closing (and subject to any applicable rules and regulations of the Principal Market) perform its obligations under this Agreement, the Registration Rights Agreement and each of the other Transaction Documents, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders (except as provided in this Agreement, the Business Combination Agreement or in case the Company decides to issue the Purchase Shares out of the capital band, in which case the Purchase Shares will be created prior to issuing a Regular Purchase Notice or an Accelerated Purchase Notice), and copies of such resolutions have been provided to the Investor, (iii) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) each of this Agreement and the Registration Rights Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the Registration Rights Agreement and the transactions contemplated hereby and such resolutions are valid, in full force and effect and have not been modified or supplemented in any respect (the “Company Signing Resolutions”). The Company has delivered to the Investor a true and correct copy of minutes of a meeting of the Board of Directors of the Company at which the Company Signing Resolutions were duly adopted by the Board of Directors or a unanimous written consent adopting the Company Signing Resolutions executed by all of the members of the Board of Directors of the Company. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or shareholders (except as provided in this Agreement or the Business Combination Agreement) is necessary under applicable laws and the Company’s articles of association to authorize the execution and delivery of the Transaction Documents or any of the transactions contemplated thereby.

(iii) Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. Upon the Commencement Date, (i) a sufficient number of Ordinary Shares will be duly reserved out of treasury shares or the capital band for issuance upon purchase under this Agreement as Purchase Shares and (ii) upon the Closing, a sufficient number of Ordinary Shares to meet the Company’s obligations under this Agreement (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction) will be duly authorized and, if required by the Principal Market, reserved for issuance out of treasury shares as Commitment Shares (as defined below in Section 5(e)) in accordance with this Agreement. When issued in accordance with this Agreement and upon the Closing, the Commitment Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares.

(iv) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Company’s memorandum and articles of association or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations applicable to the Company) or by which any property or asset of the Company is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Company Material Adverse Effect. The Company is not in violation of any term of or in default under its memorandum and articles of association. The Company is not in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Company Material Adverse Effect. The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

(v) Absence of Certain Changes. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. Assuming consummation of the Merger and the transactions contemplated thereby, the Company is financially solvent and is generally able to pay its debts as they become due.

(vi) Absence of Litigation. There is no action, suit, proceeding, inquiry or, to the Company’s knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of the Company’s officers or directors in their capacities as such, which could reasonably be expected to have a Company Material Adverse Effect.

(vii) Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company represents that it has not received any advice from the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(viii) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(ix) Intellectual Property Rights. The Company owns or possesses or can obtain on commercially reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct its business as now conducted. None of the Company’s rights in its owned and material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of any trademark, trade name rights, patents, patent rights, copyrights, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, copyright, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Company Material Adverse Effect.

(x) Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(xi) Title. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all tangible personal property owned by it that is material to its business, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(xii) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

(xiii) Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(xiv) Tax Status. The Company has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (but only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the knowledge of the Company there is no basis for any such claim.

(xv) Transactions With Affiliates. Except as disclosed in the SEC Documents, to the Company’s knowledge, none of the Company’s shareholders covered by Item 403(a) of Regulation S-K, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(xvi) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of the Securities. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(xvii) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(xviii) Certain Fees. Except pursuant to the terms of this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(b)(xviii) that may be due in connection with the transactions contemplated by the Transaction Documents.

(xix) DTC Eligibility. Subsequent to the Merger, the Company, through the Transfer Agent, shall participate in the DTC Fast Automated Securities Transfer (FAST) Program and the Ordinary Shares can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(xx) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxi) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Voyager to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Voyager.

(xxii) Listing and Maintenance Requirements. Subsequent to Closing, the Ordinary Shares shall be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration.

(xxiii) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Company Issuer Covered Person is subject to a Disqualification Event.

5.	COVENANTS.

(a) Filing of Current Report and Registration Statement. Each of Voyager and the Company agrees that Voyager shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). Each of Voyager and the Company further agrees that the Company shall file with the SEC, within thirty (30) days of the date of Closing, a new registration statement (as amended or supplemented or replaced with a New Registration Statement, the “Registration Statement”) covering the resale of the Purchase Shares and all of the Commitment Shares in accordance with the terms of the Registration Rights Agreement among Voyager, the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”), provided, however, that the Company may delay filing or suspend the use of any registration statement if the Company determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC and, with respect to information regarding the Investor or the transaction contemplated hereby, Voyager and the Company shall not file the Current Report or the Registration Statement, respectively, with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from Voyager.

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject”.

(c) Listing/DTC. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Ordinary Shares are then listed, and shall use commercially reasonable efforts to maintain, so long as any Ordinary Shares shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Ordinary Shares on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Ordinary Shares for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall use its commercially reasonable efforts to ensure that its Ordinary Shares can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

(e) Issuance of Commitment Shares. As consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to transfer on the Business Day prior to filing of the initial Registration Statement Seven Hundred Fifty Thousand Dollars ($750,000) of Ordinary Shares (the “Commitment Shares”) directly to the Investor and shall deliver to the Transfer Agent on such date the Irrevocable Transfer Agent Instructions in the form set forth in Section 6 hereof. For purposes of determining the number of Commitment Shares, the per share price of the Commitment Shares shall be equal to the lesser of (i) $10.00; (ii) the average closing price of the Ordinary Shares for the ten (10) Business Days prior to the date such shares are issued; or (iii) the closing price of the Ordinary Shares on the Business Day prior to the date such shares are issued. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, irrespective of any subsequent termination of this Agreement but the Commitment Shares will in no event be paid to the Investor if the Closing does not occur.

(f) Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to Voyager and the Company, to perform reasonable due diligence on Voyager and the Company during normal business hours. Each of Voyager and the Company and their respective officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of Voyager and the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. Each of Voyager and the Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by Voyager, the Company, or any Person acting on their behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by Voyager and the Company; provided the Investor shall have first provided notice to Voyager and the Company that it believes it has received information that constitutes material, non-public information, Voyager and the Company shall have at least two (2) Business Days to either (i) demonstrate that such information is not material non-public information to the reasonable satisfaction of the Investor or (ii) publicly disclose such material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, Voyager, any of its subsidiaries, or any of their respective directors, officers, employees, shareholders, or agents, for any such disclosure. Each of Voyager and the Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares to the Investor made under this Agreement. For the avoidance of doubt, any other taxes incurred by the Investor (including any taxes on income resulting from the transactions contemplated by this Agreement) shall solely be the responsibility of the Investor.

(i) Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(j) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(k) Other Transactions. During the term of this Agreement, neither Voyager nor the Company shall enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents; provided, however, that nothing in this Section 5(k) shall prohibit or restrict the issuance of any securities (including any promissory notes, convertible notes and warrants) by the Company or any of its Subsidiaries (i) to High Trail Special Situations II LLC or HT Investments MA LLC, or any of their respective affiliates, or any issuance of Ordinary Shares upon conversion, exercise or exchange of any such securities, pursuant to that certain Securities Purchase Agreement by and among Veraxa Biotech, the Company, Voyager and the investors party thereto (the “HT Purchase Agreement”), or the consummation of any of the transactions contemplated thereby or (ii) to Cantor Fitzgerald & Co., solely as underwriter compensation, pursuant to that certain Fee Modification Agreement by and between Voyager and Cantor Fitzgerald & Co. (the “Fee Modification Agreement”).

(l) Integration. From and after the date of this Agreement, neither Voyager nor the Company, nor or any of their respective affiliates will, and each of Voyager and the Company shall use its reasonable best efforts to ensure that no Person acting on its behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act; provided, however, that this Section 5(l) shall not prohibit or restrict (i) the issuance of any securities (including any promissory notes, convertible notes and warrants) to High Trail Special Situations II LLC or HT Investments MA LLC, or any of their respective affiliates, pursuant to the HT Purchase Agreement or the transaction documents related thereto, (ii) any issuance of Ordinary Shares upon conversion, exercise or exchange of any such securities, or (iii) the issuance of Ordinary Shares, solely as underwriter compensation, to Cantor Fitzgerald & Co pursuant to the Fee Modification Agreement.

(m) Limitation on Variable Rate Transactions. From the date hereof and for a period of six (6) months after the termination or expiration of this Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” means an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Ordinary Shares at the time of each such purchase, provided, however, that this Section 5(m) shall not be deemed to prohibit (i) the issuance and sale of Ordinary Shares pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer, (ii) the issuance of any securities (including promissory notes, convertible notes and warrants) to High Trail Special Situations II LLC or HT Investments MA LLC, or any of their respective affiliates, or any issuance of Ordinary Shares upon conversion, exercise or exchange of any such securities, or (iii) the issuance of Ordinary Shares, solely as underwriter compensation, to Cantor Fitzgerald & Co. pursuant to the Fee Modification Agreement.

6.	TRANSFER AGENT INSTRUCTIONS.

(a) Commitment Shares. Upon the date of Closing, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form agreed to prior to the date hereof (the “Irrevocable Transfer Agent Instructions”), to transfer the Commitment Shares in accordance with the terms of this Agreement. All Commitment Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares or book entry, as appropriate. The Company warrants to the Investor that, while the Agreement is effective, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Commitment Shares, and the Commitment Shares shall otherwise be freely transferable on the books and records of the Company. Notwithstanding anything to the contrary in this Section 6, to the extent the Commitment Shares are issued prior to the effectiveness of the Registration Statement, the certificate or book-entry statement(s) representing the Commitment Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b) Purchase Shares. On the date of the Commencement, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, irrevocable instructions in the form agreed to prior to the date hereof (the “Commencement Irrevocable Transfer Agent Instructions”) to issue the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than as contemplated by the Commencement Irrevocable Transfer Agent Instructions and any Notice of Effectiveness of Registration Statement (as defined in the Registration Rights Agreement) will be given by the Company to the Transfer Agent with respect to the Purchase Shares from and after Commencement, and no instruction or other communication to the Transfer Agent with respect to the issuance of the Purchase Shares shall be made without the approval of the Investor. The Company shall provide confirmation of receipt by the Transfer Agent of all instructions pursuant to the Commencement Irrevocable Transfer Agent Instructions with respect to Purchase Shares within one Business Day of delivery of any Purchase Notice. The Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF ORDINARY SHARES.

The right of the Company hereunder to commence sales of the Purchase Shares as of the Commencement Date is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to Voyager and the Company;

(b) The Merger shall have been completed;

(c) The Registration Statement covering the resale of all of the Commitment Shares and the Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(d) The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE ORDINARY SHARES.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) Each of Voyager and the Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Merger shall have been completed pursuant to the terms and conditions of the Business Combination Agreement;

(c) The Ordinary Shares shall be listed or quoted on the Principal Market, trading in the Ordinary Shares shall not have been suspended by the SEC or the Principal Market within the last 365 days, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, as then in effect, subject only to official notice of issuance;

(d) The Investor shall have received the opinion letter and negative assurance letter of the Company’s legal counsel, dated as of the Commencement Date, substantially in the form agreed to by the parties hereto;

(e) The representations and warranties of Voyager and the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and each of Voyager and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by Voyager and the Company, respectively, at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f) The Board of Directors of the Company shall have adopted the Company Signing Resolutions in substantially the form agreed to prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g) As of the Commencement Date, the Company shall have reserved out of its capital band or out of treasury shares held by it, solely for the purpose of effecting purchases of Purchase Shares hereunder, a sufficient number of Ordinary Shares for issuance upon purchase under this Agreement;

(h) The Irrevocable Transfer Agent Instructions, Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(i) No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(j) The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) made a general assignment for the benefit of its creditors or admitted in writing that it is generally unable to pay its debts as the same become due;

(k) The Company shall have delivered to the Investor (i) a certificate evidencing the incorporation of the Company in its jurisdiction of organization and (ii) a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in any other jurisdiction where the Company is duly qualified to conduct business, in each case, as of a date within ten (10) Business Days of the Commencement Date;

(l) The Company shall have delivered to the Investor a certified copy, or local law equivalent, of the governing documents of the Company within ten (10) Business Days of this Agreement and a certified copy of the Articles of Association as certified by the applicable regulatory authority within five (5) Business Days of the Closing;

(m) The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(n) The Registration Statement covering the resale of the Commitment Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(o) No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;

(p) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(q) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(r) No material action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no material inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against Voyager or the Company, or any of the officers, directors or affiliates of Voyager or the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	INDEMNIFICATION.

(a) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of Voyager’s other obligations under the Transaction Documents, Voyager shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, shareholders, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by Voyager in the Transaction Documents or any other certificate, instrument or document executed by Voyager contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of Voyager contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which result directly and primarily from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9(a) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of Voyager, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by Voyager may be unenforceable for any reason, Voyager shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to Voyager by the Investor shall be conclusive evidence, absent manifest error, of the amount due from Voyager to the Investor; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by Voyager pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify Voyager in writing, and Voyager shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by Voyager in writing, (ii) Voyager has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of Voyager and the position of such Indemnitee, in which case Voyager shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel.

(b) In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its Indemnitees from and against any and all Indemnified Liabilities, actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which result from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9(b) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, The Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel. Notwithstanding the foregoing, any indemnification provided by Voyager and the Company shall be netted against each other so as not to result in duplicate recoveries for the same losses.

10.	SUSPENSION EVENTS.

A “Suspension Event” shall be deemed to have occurred at any time subsequent to the Closing as any of the following events occurs and continues, taking into account any applicable grace or cure period:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement).

(b) the suspension of the Ordinary Shares from trading on the Principal Market for a period of one (1) Business Day (other than in connection with a general suspension of trading on the Principal Market), provided that the Company may not direct the Investor to purchase any Ordinary Shares during any such suspension;

(c) the delisting of the Ordinary Shares from the Principal Market if the Ordinary Shares are not immediately thereafter trading on The Nasdaq Capital Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTCQX operated by the OTC Markets Group, Inc., the OTCQB operated by the OTC Markets Group, Inc. or such other nationally recognized trading market (or nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue (i) the Commitment Shares to the Investor within two (2) Business Days after the date on which the Investor is entitled to receive such Commitment Shares pursuant to Section 5(e) hereof and (ii) Purchase Shares to the Investor within two (2) Business Days after the applicable Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(e) Voyager or the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Voyager Material Adverse Effect or a Company Material Adverse Effect (as applicable) and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary;

(i) if at any time the Company is not eligible to transfer its Ordinary Shares electronically as DWAC Shares; or

(j) if at any time the Investor’s broker is unable to accept Purchase Shares for deposit.

In addition to any other rights and remedies under applicable law and this Agreement, so long as a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a Suspension Event, has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice or Accelerated Purchase Notice.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which must be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person; provided that, in connection with a Suspension Event described in Section 10(g), this Agreement shall only terminate if any such proceeding shall continue for sixty (60) days without being dismissed, bonded or discharged.

(b) In the event that the Commencement shall not have occurred on or before September 31, 2026, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then this Agreement may be terminated by any party at the close of business on October 1, 2026 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(e), as applicable, could not then be satisfied; provided, further, however that if the full amount of the Commitment Shares have been paid to Investor, Investor shall not have the right to terminate this Agreement pursuant to this Section 11(b).

(c) At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d) This Agreement shall automatically terminate on the earlier of (i) the date that the Company sells and the Investor purchases (including by payment of the applicable Purchase Price) the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below), (ii) the date that the Business Combination Agreement is terminated, and (iii) the Maturity Date.

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), and 11(d), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5 (excluding Sections 5(f) and 5(m)), and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. If this Agreement is terminated prior to the issuance of any Purchase Shares or prior to the completion of the Merger, Sections 5 and 6 shall not survive such termination. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to then pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of Switzerland shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, Voyager, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Voyager:

Voyager Acquisition Corp.

131 Concord Street

Brooklyn, NY 11201

Telephone:	(347) 720-2907
Attention:	Adeel Rouf, Chief Executive Officer
Email:	adeel.rouf@gmail.com

With a copy to (which shall not constitute notice or service of process):

Winston and Strawn LLP

800 Capitol St., STE 2400

Houston, Texas 77002

Attention:	Michael Blankenship
Email:	MBlankenship@winston.com

If to the Company:

Veraxa Biotech Holding AG
Talacker 35

8001 Zurich, Switzerland

Telephone:	+41 44 385 84 50
Attention:	Cristoph Antz, Chief Executive Officer
Email:	antz@veraxa.com

With a copy to:

Duane Morris LLP

901 New York Avenue NW,

Suite 700 East

Washington, DC 20001

Attention:	Andy M. Tucker
Telephone:	(202) 776-5248
Email:	ATucker@duanemorris.com

If to the Investor:

Lincoln Park Capital Fund, LLC

415 N. LaSalle Drive, Suite 700B

Chicago, IL 60654

Telephone:	312.822.9300
Attention:	Josh Scheinfeld/Jonathan Cope
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone:	305.539.3306
Attention:	Clayton E. Parker, Esq.
E-mail:	clayton.parker@klgates.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention:	Steven Vacante
E-mail:	svacante@continentalstock.com

or at such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, and recipient email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither Voyager nor the Company shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. Each of Voyager and the Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing, or any other public disclosure by or on behalf of Voyager or the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than twenty-four (24) hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing, or other public disclosure at least twenty-four (24) hours prior to any release, filing, or public use by the Company thereof; provided however, that the Company’s obligations pursuant to this Section 12(i) shall not apply if the form and substance of such press release, SEC filing, or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby previously have been publicly disclosed by the Company in compliance with this Section 12(i). Voyager agrees and acknowledges that its failure to fully comply with this provision constitutes a Voyager Material Adverse Effect, and the Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Company Material Adverse Effect.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Financial Advisor, Placement Agent, Broker or Finder. Each of Voyager and Voyager represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to Voyager and the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each of Voyager and the Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby. Each of Voyager and the Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. Each of Voyager and the Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. Each of Voyager and the Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) subject to Section 9, an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(p) Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction effected with respect to the Ordinary Shares except as specifically stated herein.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor, Voyager and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

VOYAGER:

VOYAGER ACQUISITION CORP.

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	Chief Executive Officer

THE COMPANY:

VERAXA BIOTECH HOLDING AG

By:	/s/ Adeel Rouf
Name:	Adeel Rouf
Title:	Authorized Signatory

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Secretary’s Certificate

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement dated as of May 27, 2026, (“Purchase Agreement”), by and among VOYAGER ACQUISITION CORP., a Cayman Islands exempted company, VERAXA BIOTECH HOLDING AG, a public limited company organized under the Laws of Switzerland (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the _____________ of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

4. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

Name:
Title:

The undersigned as Secretary of the Company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting ____________ of the Company and that the signature appearing above is his/her genuine signature.

Secretary

A-1

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(m) of that certain Purchase Agreement dated as of May 27, 2026 (“Purchase Agreement”), by and among VOYAGER ACQUISITION CORP., a Cayman Islands exempted company, VERAXA BIOTECH HOLDING AG, a public limited company organized under the Laws of Switzerland (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Fifty Million Dollars ($50,000,000) of Ordinary Shares. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A are true, correct and complete copies of the Company’s Memorandum and Articles of Association (“Articles of Association”), as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Articles of Association.

3. Attached hereto as Exhibit B are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on _____________, at which a quorum was present and acting throughout. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized, issued and reserved capital shares of the Company is as set forth on Exhibit C hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

Secretary

The undersigned as ___________ of the Company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

B-1